BALTTRADE INC

2034 KENWOOD RD.

SMYRNA GA 30082

Phone: 678-663 8125

Fax: 1866 524 7765

PRAFORMA INVOICE NO 198

October 13, 2011

US Parts Online Inc.

 2360 Corporate Circle Suite 400, Henderson NV 89074

(678) 804-8036

Description____________________________________         __        Net_________

DEPOSIT SALVAGE CAR                                                                  $3000

Total due June 3, 2012                                                               $6000

Please send payments to:

Balttrade Inc

2034 Kenwood Rd.

Smyrna Ga. 30082

BB&T

6343 Roswell Rd Ne

Sandy Springs, GA 30328

Routing no: 061113415

Account: 0005243016497